Exhibit 99.1
RedEnvelope, Inc. To Apply For the Nasdaq Capital Market
SAN FRANCISCO, CA (February 25, 2008) — RedEnvelope, Inc. (NASDAQ: REDE) announced today that it is applying to transfer its Nasdaq listing from the Nasdaq Global Market to the Nasdaq Capital Market. The Company no longer meets the continued listing standards for the Nasdaq Global Market because, as reported in its Form 10-Q for the quarter ended December 30, 2007, the Company no longer satisfies the $10 million stockholders’ equity requirement set forth in Marketplace Rule 4405(a)(3). The Company received a Staff Deficiency Letter from the Nasdaq Stock Market regarding its failure to meet the minimum stockholders’ equity requirement on February 19, 2008. After evaluating the Staff Deficiency Letter, the Company determined that at this time it was more advantageous to pursue a transfer to the Nasdaq Capital Market than attempt to maintain its listing on the Nasdaq Global Market because the Company meets the continued listing requirements for the Nasdaq Capital Market, the proceedings involved in attempting to maintain the Company’s Nasdaq Global Market listing are costly, time consuming and a distraction to management, listing on the Nasdaq Capital Market will result in a minor cost savings for the Company and the Company does not believe that stockholders’ liquidity will be adversely impacted by a transfer to the Nasdaq Capital Market.
About RedEnvelope, Inc.
RedEnvelope, Inc. is a retailer dedicated to inspiring people to celebrate their relationships through giving. RedEnvelope offers an extensive collection of imaginative gifts through its webstore, www.RedEnvelope.com.
“RedEnvelope” is a registered trademark of RedEnvelope, Inc.
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this press release include, among others, statements regarding the Company’s ability to transfer its listing to the Nasdaq Capital Market, the cost savings and other benefits associated with the proposed transfer, the Company’s ability to meet the continued listing requirements for the Nasdaq Capital Market and the impact of the transfer on stockholders’ liquidity. Such statements are based upon current expectations and involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to: any failure to address the Company’s funding requirements and continue as a going concern; marketing, advertising and customer acquisition programs and related expenditures may not achieve desired results; cost-control measures may fail to yield satisfactory results; failure of the market to accept the Company’s new or existing products and competition relating to such products; planned and ongoing fulfillment center and system upgrades and enhancements could fail to achieve desired results or cost savings or could take longer or incur greater costs than anticipated to implement; difficulties encountered in, or increased costs of, fulfillment; economic conditions and changes in consumer spending levels; any significant disruption of the Company’s operations due to network or systems failures or disruptions, power outages, regulatory actions, natural disasters or attacks; difficulties encountered in predicting consumer preferences, managing inventory levels or gaining access to popular products; increased or more effective competition from other retailers; difficulties encountered in managing the Company’s growth; increased costs for, or delays or difficulties in the receipt of, merchandise ordered by the Company; seasonality of the retail business; increases in shipping, advertising or marketing costs; intellectual property or other claims that may have an adverse effect on the Company’s financial results product offerings or technology; difficulties encountered in properly staffing the Company’s operations or providing satisfactory customer service; changes in government or regulatory requirements affecting e-commerce that may restrict, or increase the cost of, the Company’s operations; the delisting of the Company’s common stock from the Nasdaq Global Market and other risk factors described in detail in our Report on Form 10-K for the fiscal year ended April 1, 2007 and Quarterly Report on Form 10-Q for the period ended December 30, 2007, including, without limitation, those discussed under the caption, “Risk Factors,” which documents are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. These forward-looking statements are made only as of the date of this press release, and RedEnvelope undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The lack of any update or revision is not intended to imply continued affirmation of forward-looking statements contained herein.

Investor Contact:	Andrew Greenebaum/Christine Lumpkins
ICR, Inc.
agreenebaum@icrinc.com; clumpkins@icrinc.com
(310) 954-1100